Exhibit 3.1

Electronic Articles of Incorporation For STASSI HARBREW IMPORTS CORP.	P07000001711 FILED January 04, 2007 Sec. Of State clewis

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:
STASSI HARBREW IMPORTS CORP.

Article II
The principal place of business address:

249 NW 15TH STREET
BOCA RATON, FL. US 33432

The mailing address of the corporation is:

249 NW 15TH STREET
BOCA RATON, FL. US 33432

Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is:

100,000,000 COMMON; 20,000,000 PREFERRED

Article V
The name and Florida street address of the registered agent is:
MARK A WOOD
249 NW 15TH STREET
BOCA RATON, FL. 33432

I certify that I am familiar with and accept the responsibilities of registered agent.
P07000001711
FILED
January 04, 2007
Sec. Of State
clewis

Registered Agent Signature: MARK A. WOOD, (SIGNED ELECTRONICALLY)

Article VI
The name and address of the incorporator is:
MARK A. WOOD
249 NW 15TH STREET
BOCA RATON, FL 33432

Incorporator Signature: MARK A. WOOD, (SIGNED ELECTRONICALLY)

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:

Title: President
DANIEL L MARTINEZ
6711 SW 5TH TERRACE
MIAMI, FL. 33144 US

Title: Vice President
MARK A WOOD
249 NW 15TH STREET
BOCA RATON, FL. 33432 US

Article VIII

The effective date for this corporation shall be:
01/03/2007

P0700000 1711

200087871352
(Requester's Name)

(Address)

(Address)

(City/State/Zip/Phone #)
☐ PICK-UP ☐ WAIT ☐ MAIL	03/20/07-01016-020 **35.00

(Business Entity Name)

(Document Number)

Certified Copies_________ Certificates of Status______________

Special Instructions to Filing Officer:
FILED 07 MAR 19 PM 4:47
Office Use Only	SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Stassi Interairx

March 14, 2007

Susan Payne
Administrator
Corporate For Profit Filings Division of Corporations Florida Department of State P.O. Box 6327
Tallahassee, FL 32314

Subj: Planned Merger between Stassi Harbrew Imports Corp (P05000005793) and Harbrew Imports Ltd. (A New York Corporation)

Dear Ms. Payne:

I am writing to you as a follow up to our telephone conversation of several weeks ago regarding the problems I had in trying to register a Florida for profit corporation using the name Harbrew Imports Ltd. As you may remember, the company I was trying to incorporate is a fresh start company that has been created as part of a bankruptcy court authorized and approved reorganization plan. This reorganization plan for the reorganization of Stassi Interaxx, Inc. ( a foreign corporation registered in Florida F05000005793) called for the creation of 5 fresh start companies in addition to Stassi Interaxx for the purpose of distributing creditor debt and shareholder equity across 6 companies so that these 6 companies could then merge with revenue producing companies, become fully reporting and eligible to trade on a recognized exchange and thus create value for the creditors and shareholders. One of the first mergers with one of our fresh start companies will be with Harbrew Imports Ltd.

The process for merger includes the following steps:

1)  Signing of a reorganization agreement between the parties to begin the merger process

2)  Incorporating a new company in Florida with the same name as the company it will be merging with

3)  Obtaining the CUSIP number for the company's common stock

4)  Issuing shares of stock in the new company to the creditors and shareholders

5) Finalizing the merger between the new Florida company and the merger candidate with the Florida company being the surviving entity through the resignation of the Florida company officers and the assignment of the merging company officers and directors as officers and directors of the merged entity. At this time also, shares of the new company are exchanged for the shares in the merged company and the merger is complete, save filing the necessary paperwork with the Division of Corporations.

Our problem began when I was not able to register the name Harbrew Imports Ltd. in Florida since in October 2000, Harbrew registered their name as a Foreign corporation (F00000005814) in Florida due to the fact that they had customers in Florida and distributed products here. I then tried to register Harbrew Imports Ltd. of Florida but the name was denied. Out of desperation, and needing to get the process started, I registered the new company undcr the name Stassi Harbrew Imports Corp. Unfortunately, I really didn't think through the process as it would impact obtaining the new CUSIP number or getting new share certificates printed and issued prior to completing the merger. It was then that I spoke to you.

I believe that the easiest way to resolve the issue involves eliminating the foreign company registration for Harbrew and allowing the new company resulting from the bankruptcy reorganization to use the name Harbrew Imports Ltd. Corp., since upon completion of the merger, Harbrew Imports Ltd. in New York will become a Florida corporation, and thus will not need to be registered as a foreign corporation as they are now.

As you requested, I am forwarding to you directly, the name change forms, a letter from Harbrew agreeing to using the name Harbrew Imports Ltd. for the newly registered company, a copy of the reorganization agreement signed by Harbrew and Stassi Interaxx, Inc. as part of the bankruptcy reorganization plan, and a check for $35 to cover the cost of the name change amendment.

Please let me know if this approach is satisfactory and doable or if not, what we must do to have the Harbrew Imports Ltd. Corp name assigned to the newly incorporated company resulting from the Stassi bankruptcy. I can be reached via email at markwood@jeffcapital.com, or via cell phone at (561) 866-4357. Rich DeCicco, the President of Harbrew, has provided his contact information in the attached letter should you need to call him and confirm Harbrew's agreement with this approach.

Thank you in advance for your assistance and understanding.

Best regards
/s/  Mark A. Wood

Mark A. Wood, P.E.
Vice President and Director
Stassi Harbrew Imports Ltd. Corp Stassi Interaxx, Inc.

Stassi Interaxx

March 15, 2007

Susan Payne
Administrator
Corporate For Profit Filings Division of Corporations Florida Department of State P.O. Box 6327
Tallahassee, FL 32314

Subj: Planned Merger between Stassi Harbrew Imports Corp (P05000005793) and Harbrew Imports Ltd. (A New York Corporation)

Dear Ms. Payne:

Per our conversation today, I am forwarding to you the second check for $35 to cover any additional fees for the withdrawal of the Harbrew Imports Ltd Corp foreign corporation, and the name change of Stassi Harbrew Imports Corp to Harbrew Imports Ltd Corp.

Thank you in advance for your assistance and understanding.
/s/ Mark A. Wood

Mark A. Wood, P.E.
Vice President and Director
Stassi Harbrew Imports Corp
Stassi Interaxx, Inc.

HARBREW
IMPORTS Ltd

Bringing You The Best Spirits in the World

March 14. 2007

Susan Payne
Administrator
Corporate .For'Profit Filings Division.of Corporations Florida Department of State P.O. Box 6327
Tallahassee. FL 32314

Subj: Merger with Stassi Harbrew Imports Corp (P05000005793)

Dear Ms. Payne:

I am writing to you at the request of Mark Wood, Vice President and Director of Stassi Harbrew linports Corp, a newly registered Florida for Profit Corporation, to provide our support for the name change of Stassi Harbrew Imports Corp. to Harbrew imports Ltd.

As Mr. Wood explained to you in his telephone call with you. Harbrew Impons.Ltd., a New York Based company is in the pnicess of completing a merger with a Florida for Profit Corporation that was created out of a•bankruptcy court approved reorganization •plan of Stassi Interaxx, Inc. (aPelaware corporation registered in,Florida as a foreign corporation). It was Mr. Wood's intent when Stassi Harbrew Imports Corp was incorporated on January 4, 2007 to use the name Harbrew Imports. Ltd.. but found out that we had incorporated. the name as a foreign corporation (F00000005814) back in 2000 since we had customers for our productslocated in Florida.

As a result. Mr. Wood was not able to register the name Harbrew Imports Ltd. And instead had•to settle for the name Stassi Harbrew Imports Corp. when his request to register Harbrew Imports-Ltd of Florida was also rejected. Since we will•be.merging.with Stassi •Harbrew Imports Corp. and will be registered as a for profit corporation in Florida. we will no longer need to be registered as a foreign corporation and thus have no reservations about Stassi Harbrew Imports Ltd. being allowed to register the name Harbrew Imports Ltd.

Using the name Harbrew Imports Ltd. for the Florida. corporation simplifies the administrative tasks associated with information, since it facilities the assignment of a CUSIP number for the company's stock and allows the stock certificates to be printed and issued with the surviving corporation name, prior to and as a condition of the bankruptcy court reorganization plan. Without the name change being approved, we would have to get new CUSIP numbers and print new certificates after the merger and thus expend additional time. effort and costs.

I appreciate your assistance in this matter. If you require any additional information please do not hesitate to contact me at 516-377-2636 or via e-mail at rich@harbrew.com

Sincerely,

/s/ Richard J DeCicco

Richard J DeCicco
President
Harbrew Imports Ltd.

Articles of Amendment

to

Articles of Incorporation

of
STASSI HARBREW IMPORTS CORP.

(Name of corporation as currently filed with the Florida Dept. of State)
P07000001711

 (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Harbrew Imports Ltd, Corp.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

FILED 07 MAR 18 PM 4:47
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

The date of each amendment(s) adoption: March 1, 2008

Effective date if applicable:  ___________________________________
                                                 (no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

❑	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

❑	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by _____________________________ . "
                                      (voting group)

❑	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☒	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature
/s/ Mark A. Wood
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Mark A. Wood
(Typed or printed name of person signing)

VICE PRESIDENT& DIRECTOR
(Title of person signing)

FILING FEE: $35